Calculation of Filing Fee Tables
S-3
PepGen Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.0001 par value per share	457(o)
		Equity	Preferred Stock, $0.0001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 145,081,550.00	0.0001381	$ 20,035.76
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.0001 par value per share	415(a)(6)						S-3	333-272378	06/16/2023
Carry Forward Securities		Equity	Preferred Stock, $0.0001 par value per share	415(a)(6)						S-3	333-272378	06/16/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-272378	06/16/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-272378	06/16/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-272378	06/16/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 119,918,450.00			S-3	333-272378	06/16/2023	$ 13,215.01
Carry Forward Securities		Equity	Common Stock, $0.0001 par value per share	415(a)(6)						S-3	333-280570	07/08/2024
Carry Forward Securities		Equity	Preferred Stock, $0.0001 par value per share	415(a)(6)						S-3	333-280570	07/08/2024
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-280570	07/08/2024
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-280570	07/08/2024
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-280570	07/08/2024
Carry Forward Securities	3	Unallocated (Universal) Shelf		415(a)(6)			$ 135,000,000.00			S-3	333-280570	07/08/2024	$ 19,926.00
			Total Offering Amounts:				$ 400,000,000.00		$ 20,035.76
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 20,035.76
Offering Note
[1]	The amount to be registered consists of up to $400,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

[2]	The registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $300,000,000 pursuant to a registration statement on Form S-3 (File No. 333-272378) initially filed with the Securities and Exchange Commission on June 2, 2023 (the "2023 Expiring Registration Statement") and, in connection therewith, paid a filing fee of $33,060. Of such securities, an aggregate of $119,918,450 remain unsold (the "2023 Unsold Securities"). The registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $250,000,000 pursuant to a registration statement on Form S-3 (File No. 333-280570) initially filed with the Securities and Exchange Commission on June 28, 2024 (the "2024 Expiring Registration Statement" and together with the 2023 Expiring Registration Statement, the "Expiring Registration Statements") and, in connection therewith, paid a filing fee of $36,900. Of such securities, an aggregate of $135,000,000 remain unsold (the "2024 Unsold Securities" and together with the 2023 Unsold Securities, the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities, and the filing fee of $33,141.01 associated therewith (which amount is based on the filing fee rates in effect at the time of the filing of the Expiring Registration Statements) is hereby carried forward to be applied to the Unsold Securities and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities pursuant to the Expiring Registration Statements shall be deemed terminated as of the date of the effective date of this registration statement.

[3]	The registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $300,000,000 pursuant to a registration statement on Form S-3 (File No. 333-272378) initially filed with the Securities and Exchange Commission on June 2, 2023 (the "2023 Expiring Registration Statement") and, in connection therewith, paid a filing fee of $33,060. Of such securities, an aggregate of $119,918,450 remain unsold (the "2023 Unsold Securities"). The registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $250,000,000 pursuant to a registration statement on Form S-3 (File No. 333-280570) initially filed with the Securities and Exchange Commission on June 28, 2024 (the "2024 Expiring Registration Statement" and together with the 2023 Expiring Registration Statement, the "Expiring Registration Statements") and, in connection therewith, paid a filing fee of $36,900. Of such securities, an aggregate of $135,000,000 remain unsold (the "2024 Unsold Securities" and together with the 2023 Unsold Securities, the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities, and the filing fee of $33,141.01 associated therewith (which amount is based on the filing fee rates in effect at the time of the filing of the Expiring Registration Statements) is hereby carried forward to be applied to the Unsold Securities and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities pursuant to the Expiring Registration Statements shall be deemed terminated as of the date of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date